EXHIBIT (a)(iv)
NOTICE OF GUARANTEED DELIVERY
TO TENDER FOR CASH AMERICAN DEPOSITARY SHARES REPRESENTING SERIES B SHARES
OF
INDUSTRIAS BACHOCO S.A.B. DE C.V.
PURSUANT TO THE U.S. OFFER TO PURCHASE
DATED OCTOBER 6, 2022
THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 4, 2022, UNLESS THE U.S. OFFER IS EXTENDED OR EARLIER TERMINATED.
This Notice of Guaranteed Delivery should NOT be used for tenders of Series B Shares.
Delivery of ADS documents to the Tender Agent may be made as follows:
Citibank, N.A.
If delivering by facsimile transmission (for Eligible Institutions only):
(816) 374-7427
Confirm facsimile transmission by telephone only:
(844) 460-9413
By mail courier:
Citibank, N.A.
P.O. Box 219287
Kansas City, MO 64121-9287
Ref: Bachoco Tender
By overnight mail courier:
Citibank, N.A.
430 W 7th Street, Suite 219287
Kansas City, MO 64105-1407
Ref: Bachoco Tender
Delivery of this Notice of Guaranteed Delivery to an address, other than as set forth for the Tender Agent above will not constitute a valid delivery to the Tender Agent. Do NOT send any documents to Industrias Bachoco S.A.B. De C.V. (the “Company”), Edificio del Noroeste, S.A. de C.V. (the “Purchaser”) or Innisfree M&A Incorporated (the “Information Agent”). Do NOT send American Depositary Receipts (“ADRs”) evidencing ADSs (as defined below) with this Notice of Guaranteed Delivery. Such ADRs should be sent with the ADS Letter of Transmittal. You must sign this Notice of Guaranteed Delivery in the appropriate space provided thereof below. This Notice of Guaranteed Delivery should NOT be used for tenders of Series B Shares.
This Notice of Guaranteed Delivery should not be used to guarantee signatures for an ADS Letter of Transmittal. If a signature on an ADS Letter of Transmittal must be guaranteed by an Eligible Guarantor Institution (as defined below), such signature guarantee must appear in the applicable space provided in the ADS Letter of Transmittal.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, may be used to accept the offer by the Purchaser to purchase any and all issued and outstanding (i) Series B shares (the “Series B Shares”) of the Company held by U.S. holders (within the meaning of Rule 14d-1(d) under the U.S. Securities Act of 1934, as amended, which defines a U.S. holder as “any security holder resident in the United States”) and (ii) American Depositary Shares (each of which represents twelve Series B Shares) of the Company (the “ADSs,” and together with the Series B Shares, the “Shares”) of all holders, , wherever located, in each case other than any Series B Shares or ADSs owned directly or indirectly by the Robinson Bours Family and/or its affiliates, for Ps.81.66 in cash per Series B Share and Ps.979.22 in cash per ADS (together, the “U.S. Offer Price”), without interest and less (i) any applicable brokerage fees and commissions, (ii) any applicable foreign exchange conversion expenses with respect to the conversion of Mexican pesos to U.S. dollars, and (iii) applicable withholding taxes, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase, dated as of October 6, 2022 (the “U.S. Offer to Purchase”) and other related materials, including the letter of transmittal for ADSs (the “ADS Letter of Transmittal”) which, together with any amendments or supplements thereto, collectively constitute the “U.S. Offer.”
Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the U.S. Offer to Purchase.
Please deliver this Notice of Guaranteed Delivery to Citibank, N.A. (the “Tender Agent”) at one of the addresses set forth above prior to 5:00 p.m., New York City time, on November 4, 2022 (the “Expiration Date”) if you desire to tender ADSs pursuant to the U.S. Offer and the ADR(s) evidencing your ADSs are not immediately available, or if you cannot deliver the ADR(s) and all other required documents to the Tender Agent prior to the Expiration Date, or if you cannot complete the procedure for delivery by book-entry transfer on a timely basis, such ADSs may nevertheless be tendered; provided that all of the following conditions are satisfied:
1.
such tender is made by or through an “eligible institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (an “Eligible Institution”);

2.
a properly completed and duly executed Notice of Guaranteed Delivery is received prior to the Expiration Date by the Tender Agent; and

3.
the ADR(s) (or a Book-Entry Confirmation) evidencing all tendered ADSs, in proper form for transfer, in each case together with the ADS Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message), and any other documents required by the ADS Letter of Transmittal, are received by the Tender Agent within two (2) NYSE trading days after the date of this Notice of Guaranteed Delivery.

This Notice of Guaranteed Delivery may be transmitted by facsimile transmission or mailed to the Tender Agent and must include a guarantee by an Eligible Institution. Signatures hereto must be guaranteed by an Eligible Institution. Purchaser and its affiliates intend to enforce all rights they may have under applicable law against any Eligible Institution that completes this form and fails to deliver ADSs by the deadline described in Box 3 below.

You may request assistance or additional copies of the U.S. Offer to Purchase, the ADS Letter of Transmittal and this Notice of Guaranteed Delivery from the Information Agent at:
The Information Agent for the U.S. Offer is:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Holders may call toll free: 1 (877) 687-1871 (from the U.S. and Canada)
From outside the U.S. and Canada, please call:
+1 (412) 232-3651
Banks and Brokers may call collect:
(212) 750-5833
Email (for material requests only):
info@innisfreema.com

For ADSs
Ladies and Gentlemen:
The undersigned hereby tenders to Edificio del Noroeste, S.A. de C.V., a private corporation (sociedad anónima de capital variable) organized under the laws of the United Mexican States, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase, dated October 6, 2022 (the “U.S. Offer to Purchase”) and the ADS Letter of Transmittal accompanying the U.S. Offer to Purchase, receipt of which is hereby acknowledged, the aggregate number of ADSs indicated below pursuant to the guaranteed delivery procedures set forth in the U.S. Offer to Purchase. Participants should notify the Tender Agent prior to covering through the submission of a physical security directly to the Tender Agent based on a guaranteed delivery that was submitted via the ATOP platform of the Depository Trust Company (“DTC”).
All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the U.S. Offer to Purchase.
***

BOX 1 NOTICE OF GUARANTEED DELIVERY
Please provide
The following information:
Name(s) of Record Holder(s)*:
Number of ADSs Tendered**:
ADR Certificate No(s). (if available or applicable):
Address(es) (including zip code):
Area Code and Telephone Number(s):
Signature(s):
Dated:
□ Check if the ADSs that will be tendered are held on the books of The Bank of New York Mellon, and provide:
Name of Tendering Institution:
Area Code and Telephone Number:
Account No.:
Transaction Code No.:
Signatures:
Dated:

*
Please print or type the name and address of registered holders of (i) ADRs exactly as it appears on the ADRs or (ii) uncertificated ADSs on the books of The Bank of New York Mellon, exactly as appear on the books of The Bank of New York Mellon

**
Unless otherwise indicated, and subject to the terms and conditions of the Offer, a holder will be deemed to have tendered all ADSs owned by such holder.

BOX 2 SIGNATURE BY TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY
The signatures on this Notice of Guaranteed Delivery must correspond to the exact name(s) of the registered holder(s) of (i) ADRs as such name(s) appears on the ADRs or (ii) uncertificated ADSs on the books of The Bank of New York Mellon exactly as such name(s) appear on the books of The Bank of New York Mellon.
If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following:

Name(s) (please type or print):
Capacity (please type or print):
Address(es) (please type or print):
Signatures:
Dated:

BOX 3 GUARANTEE (Not to be used for signature guarantee for an ADS Letter of Transmittal.)
The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the NYSE Medallion Signature Program or the Stock Exchanges Medallion Program (SEMP), or is otherwise an “eligible institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing being an “Eligible Guarantor Institution”), hereby guarantees to deliver within two (2) New York Stock Exchange (“NYSE”) trading days after the date of execution of the Notice of Guaranteed Delivery (but in any event no later than two (2) NYSE trading days following the Expiration Date) to the Tender Agent a properly completed and duly executed ADS Letter of Transmittal, the ADRs for all physically tendered ADSs, in proper form for transfer, or a book-entry confirmation of tender of such ADSs through the DTC system, including delivery to the Tender Agent of the Agent’s Message instead of an ADS Letter of Transmittal, as applicable, with any required signature guarantees and any other documents required by the ADS Letter of Transmittal.
Name of Firm:
Address (with zip code):
Area Code and Telephone No.:
Authorized Signature:
Name (please type or print):
Title:
Dated:
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH FOR THE TENDER AGENT ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE TENDER AGENT. DO NOT SEND ANY DOCUMENTS TO PURCHASER, THE COMPANY, THE INFORMATION AGENT OR THE DEPOSITARY.
DO NOT SEND ADRs WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH ADRs SHOULD BE SENT WITH THE ADS LETTER OF TRANSMITTAL.
THIS NOTICE OF GUARANTEED DELIVERY SHOULD NOT BE USED TO GUARANTEE SIGNATURES FOR AN ADS LETTER OF TRANSMITTAL. IF A SIGNATURE ON AN ADS LETTER OF TRANSMITTAL MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE ADS LETTER OF TRANSMITTAL.